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                                                                 Exhibit (g)(15)

                                NORTHERN FUNDS

                                    FORM OF

                ADDENDUM NO. 2 TO THE FOREIGN CUSTODY AGREEMENT
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     This Addendum No. 2, dated as of the ____ day of _________________________,
2000, is entered into between NORTHERN FUNDS (the "Trust"), a Massachusetts business trust, and THE NORTHERN TRUST COMPANY, an Illinois state bank ("Northern").

     WHEREAS, the Trust and Northern have entered into a Foreign Custody Agreement dated April 1, 1994, as amended by Addendum No. 1 dated as of April 1, 1998 (the "Agreement"), pursuant to which the Trust has appointed Northern to act as custodian to the Trust for its International Growth Equity, International Select Equity and International Fixed Income Funds (collectively, the "Funds"); and

     WHEREAS, the Trust is establishing the Global Communications Fund (the "New Fund"), and it desires to retain Northern to act as custodian therefor under the Foreign Custody Agreement, and Northern is willing to so act; and

     NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

     1.   Appointment.   The Trust hereby appoints Northern custodian to the
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          Trust for the New Fund for the period and on the terms set forth in the Foreign Custody Agreement. Northern hereby accepts such appointment and agrees to render the services set forth in the Foreign Custody Agreement for the compensation therein provided.

     3.   Capitalized Terms.   From and after the date hereof, the term "Funds"
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          as used in the Foreign Custody Agreement shall be deemed to include the International Growth Equity Fund, International Select Equity Fund, International Fixed Income Fund and the Global Communications Fund. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the foreign Custody Agreement.

     3.   Miscellaneous.   Except to the extent supplemented hereby, the
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          Agreement shall remain unchanged and in full force and effect, and is hereby ratified and confirmed in all respects as supplemented hereby.
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     IN WITNESS WHEREOF, the undersigned have executed this Addendum as of the date and year first above written.

                                   NORTHERN FUNDS

Attest: _____________              By: _________________________

Name: _______________              Name: _______________________

                                   Title: ______________________


                                   THE NORTHERN TRUST COMPANY

Attest: _____________              By: _________________________

Name: _______________              Name: _______________________

                                   Title: ______________________

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